Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective November 12, 2025 (the “Amendment Effective Date”), is made and entered into by and between DOLLAR GENERAL CORPORATION (the “Company”) and Steven R. Deckard (the “Employee”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement by and between the Company and the Employee effective April 1, 2024 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company and the Employee previously entered into the Agreement; and

WHEREAS, the Employee’s position will be eliminated as of the Amendment Effective Date; and

WHEREAS, in connection with the foregoing, the Company and the Employee desire to amend the Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as of the Amendment Effective Date as follows in the following respects only:

1.       Section 16.b.(iv) is amended to extend the “Restricted Period” to thirty (30) months following the Employee’s termination.

2.       In addition to the benefits provided by Section 12 of the Agreement and in consideration for the amendment to Section 16.b. (iv) and provided that the Employee executes, and does not revoke, a Release Agreement, Employee will receive a lump sum payment of Two Million Dollars ($2,000,000), less applicable withholdings, to be paid on or before December 31, 2025, with the exact payment date to be determined by the Company.

3.       Except as specifically provided by this Amendment, the Agreement shall remain in full force and effect in all other respects.

4.     The Company and the Employee represent and agree that each has reviewed all aspects of this Amendment, has carefully read and fully understands all provisions of this Amendment, and is voluntarily entering into this Amendment. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Amendment with legal, tax or other adviser(s) of such party’s choice before executing the Amendment.

/s/ SD

5.      This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original Amendment, but all such counterparts shall together constitute one and the same instrument. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Amendment on the dates indicated below.

DOLLAR GENERAL CORPORATION

By:	/s/ Kathleen Reardon
Name:	Kathleen Reardon
Title:	EVP, CPO
Date:	11-14-2025

“EMPLOYEE”

/s/ Steven R. Deckard
Employee – Steven R. Deckard

Date:	11/13/2025

/s/ SD